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                                                                    EXHIBIT 21.1


                         SYKES ENTERPRISES, INCORPORATED
                              LIST OF SUBSIDIARIES

As of December 31, 2000, the Registrant directly or indirectly owned the following subsidiaries. Certain subsidiaries, which in the aggregate do not constitute significant subsidiaries, may be omitted.

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
Sykes Realty, Inc.                                                                          United States
Sykes Financial Services, Inc.                                                              United States
Sykes Enterprises Delaware, Inc.                                                            United States
Sykes Enterprises - South Africa, Inc.                                                      United States
Sykes Enterprises Incorporated, S.L.                                                        Spain
Sykes Enterprises of Canada, Inc.                                                           Canada
Sykes Latin America, S.A.                                                                   Costa Rica
SEI Technical Services, Ltd.                                                                England
CompuHelpline                                                                               United States
McQueen International Incorporated                                                          United States
       Sykes E-Commerce, Incorporated                                                       United States
Sykes Enterprises Incorporated Holdings B.V.                                                The Netherlands
       Sykes Enterprises Incorporated BV                                                    The Netherlands
              Sykes Enterprises Istanbul Limited Sirket                                     Turkey
              Sykes Information Technology China (Shanghai) Co. Ltd.                        Peoples Republic of China
              Sykes Enterprises Italy S.r.L                                                 Italy
              Sykes Enterprises, Inc. Kft. Budapest                                         Hungary
              Sykes Central Europe Kft                                                      Hungary
Sykes Datasvar Support AB                                                                   Sweden
       Twin Point AB                                                                        Sweden
Sykes Holdings of Belgium B.V.B.A.                                                          Belgium
       Sykes Belgium N.V. (f/k/a Translation, Fulfillment & Communication, N.V.             Belgium
       ("Traffic")
Sykes Enterprises GmbH                                                                      Germany
       Sykes Enterprises Support Services B.V. & Co. KG                                     The Netherlands
       Sykes Enterprises Verwaltungs und Management GmbH                                    Germany
       Sykes Verwaltungesellschaft mgH                                                      Germany
       Sykes Enterprises Management GmbH                                                    Germany
       Sykes Enterprises Verwaltungs und Beteiligungsgellschaft mbH                         Germany
       Sykes Enterprises Bochum GmbH & Co. KG                                               Germany
              Sykes Enterprises Wilhemslaven GmbH & Co. KG                                  Germany
              TST Tele Service Team, GmbH                                                   Germany
              T.O.P. Teleshopping, GmbH                                                     Germany
       Sykes Enterprises Esslingen GmbH & Co. KG                                            Germany
       Sykes Enterprises Hamburg Hannover GmbH & Co. KG                                     Germany
McQueen International Limited                                                               Scotland
       McQueen Europe Limited                                                               Scotland
              Sykes Netherlands B.V.                                                        The Netherlands
                    McQueen Skandinavian  AB                                                Sweden
                    McQueen International B.V.                                              The Netherlands
                    Sykes Asia Inc.                                                         The Philippines
                    Sykes France S.A. (f/k/a McQueen France S.A.)                           France
       Sykes Europe Limited                                                                 Scotland
                    McQueen Graphics Limited                                                Scotland
                    Link Network Limited                                                    Scotland
                    Printsoft Limited                                                       Scotland
                    McQueen ESOT Trustees Limited                                           Scotland
                    McQueen Direct Limited                                                  Scotland
                    McQueen Integrated Manufacturing Services Limited                       Scotland
Sykes Canada Corporation (f/k/a Oracle Service Networks Corporation)                        Canada
       Clinidata Corporation (f/ka Health Information Company of Canada, Inc.)              Canada
       1145575 Ontario Ltd.                                                                 Canada
       248 Pall Mall (London) Inc.                                                          Canada
              Station Park Fitness Club Inc.                                                Canada
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